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                                                                     EXHIBIT 5.1

                                [LETTERHEAD]

June 14, 1996


Rutherford--Moran Oil Corporation
5 Greenway Plaza, Suite 220
Houston, Texas  77046

Gentlemen:

    We have acted as counsel for Rutherford--Moran Oil Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 4,000,000 shares of the Company's common stock, $.01 par value, and up to 600,000 shares of the Company's common stock, which may be sold in the event the underwriters for the offering elect to exercise their overallotment option (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the proposed Underwriting Agreement to be entered into between the Company and J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Smith Barney Inc., as representatives of the several U.S. underwriters named therein, and J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, PaineWebber International (U.K.) Ltd. and Smith Barney Inc., as representatives of the international managers named therein (the "Underwriting Agreement").

    In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, the By-laws of the Company, the records of corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have examined the Company's Registration Statement on Form S-1, as amended, covering the Shares (the "Registration Statement") filed with the Securities and Exchange Commission.

    We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

    Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares proposed to be issued by

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Rutherford--Moran Oil Corporation
June 14, 1996
Page 2


the Company have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable.

    The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Business and Properties--Tax Regulation" and "Legal Matters" in the Prospectus included as part of the Registration Statement.

                             Very truly yours,



                             Fulbright & Jaworski L.L.P.


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